Exhibit 99.1

PREMIERWEST BANCORP
TO PRESENT AT
WEST COAST FINANCIAL SERVICES CONFERENCE

MEDFORD, OR – March 5, 2008 – PremierWest Bancorp (NASDAQ: PRWT) announced today that John L. Anhorn, Chief Executive Officer, and James Ford, President will participate in a panel discussion at the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference in San Francisco, CA. The panel discussion will be held on Tuesday, March 11, 2008, and begin at 9:25 a.m. PT (12:25 p.m. ET).

This presentation may be accessed live via the internet through PremierWest Bancorp’s website at www.PremierWestBank.com using the following instructions:

1.	Go to “Investors” at the top of the page
2.	Select “Main Page” from the drop down
3.	Click on “Webcast” for the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference
4.	Select Session 2

This presentation will be archived and available on PremierWest Bancorp’s website through May 9, 2008.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. PremierWest offers a full array of financial products and services through a network of full service banking offices serving a territory which currently includes high growth markets in Southern & Central Oregon and Northern California. Additionally, PremierWest offers expanded banking related services through two subsidiaries, Premier Finance Company and PremierWest Investment Services, Inc.